Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated March 11, 2011 relating to the financial statements of Affinia Group Intermediate Holdings Inc and subsidiaries appearing in the Prospectus, which is part of this Registration Statement, and of our report dated March 11, 2011, relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Detroit, Michigan

April 19, 2011